EXHIBIT A
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                     [Letterhead of PricewaterhouseCoopers]




March 18, 2003





CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Annual Report on Form 40-F of Canadian Pacific Railway Limited and Canadian Pacific Railway Company for the year ended December 31, 2002 (the "Form 40-F"), and the incorporation by reference in the Registration Statements: Form S-3 no. 2-98605 (Canadian Pacific Railway Company), Form S-8 no. 333-13846 (Canadian Pacific Railway Limited), Form S-8 no. 333-13962 (Canadian Pacific Railway Limited), and Form F-9 no. 333-14014 (Canadian Pacific Railway Company) of our report dated February 18, 2003, which report is included in the financial statements included in the Form 40-F.

/s/ PricewaterhouseCoopers

CHARTERED ACCOUNTANTS


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